Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2009 of Reaves Utility Income Fund (the “Company”).

I, Edmund J. Burke, the President and Principal Executive Officer of the Company, certify that:

(i)                                     the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                  the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 8, 2010

By:	/s/ Edmund J. Burke
Edmund J. Burke
President (Principal Executive Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2009 of Reaves Utility Income Fund (the “Company”).

I, Jeremy O. May, Treasurer and Principal Financial Officer of the Company, certify that:

(i)                                     the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                  the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 8, 2010

By:	/s/ Jeremy O. May
Jeremy O. May
Treasurer (Principal Financial Officer)